UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2006

Fauquier Bankshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	000-25805	541288193
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 Courthouse Square, Warrenton, Virginia		20186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	540 347-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2006, Fauquier Bankshares, Inc. (the "Company") hired Gregory D. Frederick to serve as chief operating officer of the Company’s wholly-owned subsidiary, The Fauquier Bank (the "Bank"), effective January 1, 2007. During the past four years, Mr. Frederick has served as President, Chief Operating Officer, and Director of Virginia Community Bank in Louisa, Virginia. Prior to that, he served as Senior Vice President and Manager-Financial Institutions of RBC Centura. A copy of the Company’s November 20, 2006 press release announcing Mr. Frederick’s appointment is attached as Exhibit 99.1 to this report.
Pursuant to the terms of his employment, Mr. Frederick will receive an annual base salary of $150,000. He will also be entitled to participate in the Company’s incentive, bonus and general welfare plans that are generally available to other officers of the Bank. In connection with his appointment as chief operating officer of the Bank, the Company intends to enter into a written employment agreement with Mr. Frederick.
Mr. Frederick has no family relationships or previous related transactions with the Company or the Bank.

Item 9.01 Financial Statements and Exhibits.

(a) - Not applicable.
(b) - Not applicable.
(c) - Not applicable.
(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fauquier Bankshares, Inc.

November 20, 2006	By:	Randy K. Ferrell

Name: Randy K. Ferrell
Title: CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Fauquier Bankshares, Inc. dated November 20, 2006